UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ________________________________
FORM 8-K
 _________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 27, 2021
Date of report (Date of earliest event reported)
_________________________________

PIPER SANDLER COMPANIES
(Exact Name of Registrant as Specified in its Charter)
_________________________________

Delaware		1-31720		30-0168701
(State or Other Jurisdiction of Incorporation)		(Commission File Number)		(IRS Employer Identification No.)

800 Nicollet Mall	Suite 900
Minneapolis	Minnesota			55402
(Address of Principal Executive Offices)				(Zip Code)

		(612)	303-6000
(Registrant’s Telephone Number, Including Area Code)
 _________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Stock, par value $0.01 per share	PIPR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of September 27, 2021, upon the recommendation of the Nominating and Governance Committee of the Board of Directors (the “Board”) of Piper Sandler Companies (the “Company”), the Board elected Robbin Mitchell to serve as a director of the Company for an initial term expiring at the Company’s 2022 annual meeting of shareholders. Following Ms. Mitchell’s election to the Board, the size of the Company’s Board increased by one, from nine to ten directors.

Ms. Mitchell is a senior advisor for the Boston Consulting Group (BCG). She held the position of partner and managing director for BCG from June 2016 to August 2021.

Ms. Mitchell has not been appointed to serve on any committee of the Board and the committees on which Ms. Mitchell is expected to serve have not been determined as of the date of filing of this Current Report on Form 8-K. The Board expects to determine the committees to which Ms. Mitchell will be appointed in November 2021.

In connection with her service on the Board, Ms. Mitchell will participate in the Company’s 2021 non-employee director compensation program, receiving a pro-rated $80,000 annual cash retainer, a $60,000 initial equity grant and a pro-rated $95,000 annual equity grant. Ms. Mitchell also will receive a pro-rated cash retainer for her service on any Board committees during 2021, which annual retainer amounts are $25,000 for the chairperson and $10,000 for other members of the Audit Committee, and $15,000 for the chairperson and $5,000 for other members of each of the Compensation Committee and the Nominating and Governance Committee.

There are no arrangements or understandings between Ms. Mitchell and any other persons pursuant to which Ms. Mitchell was selected as a director of the Company. There are no relationships or related transactions between Ms. Mitchell or any member of her immediate family and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Item 7.01.    Regulation FD Disclosure.

On September 27, 2021, the Company issued a press release announcing the event discussed in Item 5.02 above, the text of which is furnished as Exhibit 99 hereto. The information contained in this Item 7.01 and Exhibit 99 is being furnished, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under Section 18 of the Exchange Act. Furthermore, the information contained in this Item 7.01 and Exhibit 99 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.
99	Press Release dated September 27, 2021.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIPER SANDLER COMPANIES

Date: September 27, 2021	By	/s/ John W. Geelan
John W. Geelan
General Counsel and Secretary